Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Loan Agreement”), dated September 14, 2015 is entered into between TRACK GROUP, INC., a Utah corporation, having its principal place of business at 405 S. Main Street, Ste. 700, Salt Lake City, Utah 84111 (the “Borrower”) and SAPINDA ASIA LIMITED a British Virgin Islands corporation with its offices at 37th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong(the “Lender”).

WHEREAS, Borrower desires to borrow from Lender an amount of up to $5,000,000 U.S. Dollars and Lender is willing to lend said amount to Borrower;

NOW, THEREFORE, the parties, in consideration of the mutual agreements contained herein, agree as follows:

SECTION 1:                                THE LOAN

1.1           Subject to the terms and conditions set forth herein, Lender shall lend to Borrower up to the aggregate principal amount of Five Million U.S. Dollars ($5,000,000) with interest at the rate of: (i) three percent (3%) per annum for undrawn funds and (ii) eight percent (8%) per annum for drawn down funds, all payable at the Maturity Date (as hereinafter defined).  Interest shall be calculated on a 360 day year.  Upon Borrower signing an applicable note(s) (the “Note(s)”) in substantially the form attached hereto as Schedule “I” the Loan shall be funded by the Lender as follows: Borrower shall deliver to Lender a Notice of borrowing and Promissory Note fifteen (15) business days prior to the date funds are needed and Lender shall deliver the funds requested on the date requested in the Notice of borrowing, up to the total amount hereunder (collectively the “Loan”).

1.2           Borrower shall have the right to prepay, without penalty or fees, the Note(s), in whole or in part at any time before the Maturity Date by paying to Lender the principal amount together with all accrued and unpaid interest under the Note(s), as of the date of such prepayment.

1.3           The term of the Loan shall begin on the date hereof and run through midnight Mountain Time on September 30, 2017 (the “Maturity Date”).

SECTION 2:                                METHOD OF PAYMENT

All sums, including all principal, interest and fees, payable to the Lender shall be paid in U.S. Dollars to the Lenders designated account.  Lender shall provide appropriate account information to Borrower, in writing.  All amounts advanced to Borrower under the Loan shall be in U.S. Dollars and wired to Borrower’s account at JP Morgan Chase Bank, in Salt Lake City, Utah.  Borrower shall provide appropriate account information to Lender in writing.

SECTION 3:                                REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and agrees that on the date hereof and on the date of each borrowing as set forth in Section 1.1 above:

3.1           It is a corporation duly organized, legally existing and in good standing under the laws of the State of Utah.

3.2           The execution, delivery and performance of this Loan Agreement, the Note(s) and all certificates, and other documents required to be delivered or executed in connection herewith (collectively the “Loan Documents”) have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so.  The Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy or other similar laws generally affecting the enforcement of the rights of creditors.

3.3           The Loan Documents do not and will not violate any provisions of its articles of incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject.

3.4           The execution, deliver and performance of the Loan Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States of any state thereof.

3.5           Except as previously disclosed to Lender, as of the date hereof no fact or condition exists that would (or could with the passage of time, the giving of notice, or both) constitute and Event of Default under the Loan Documents and no event which has or had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.  For purposed of this Loan Agreement, “Material Adverse Effect” means a material adverse effect upon the business, operations, properties, assets or financial condition of Borrower.

SECTION 4.                                DEFAULT

The occurrence of any one or more of the following events (herein called “Events of Default”) shall constitute a default hereunder and under the Note(s):

4.1           Borrower defaults in any payments of principal or interest payable under the Loan Agreement or Note(s), and such default continues for more than thirty (30) calendar days after the due date thereof;

4.2           Borrower defaults in payment or performance of any other covenants or obligations of the Borrower hereunder or under the Note(s) or the Loan Documents for more than thirty (30) calendar days after the Lender has given notice of such default to Borrower;

4.3           Any representations or warranties made herein by the Borrower shall prove to have been false or misleading in any material respect;

4.4           The making of an assignment by Borrower for the benefit of its creditors or the admission by Borrower in writing of its inability to pay its debts as they come due, or the insolvency of Borrower, or the filing by Borrower of a voluntary petition in bankruptcy, or the adjudication of Borrower bankrupt, or the filing by Borrower of any petition or answer seeking for itself any reorganization arrangement, composition ,readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Borrower admitting, or the failure by Borrower to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Borrower to, acquiescence by Borrower in, the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, or the inability of Borrower to pay its debts when due, or the commission by Borrower of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended.

4.5           The failure by Borrower, within ninety (90) days after the commencement of any proceeding against Borrower seeking reorganization, liquidation, dissolution or similar relief under any proceeding or, within ninety (90) days after the appointment, without the written consent or acquiescence of Lender, to any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, to vacate such appointment;

4.6           Any Loan Document shall (except in accordance with its terms and other than as a result of acts or omissions of the Lender), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

SECTION 5.                                REMEDIES

Upon the occurrence hereof of any one or more Events of Default, Lender shall provide written notice of such Event of Default to Borrower who shall have thirty (30) days to cure such Event(s) of Default.  If Borrower fails to cure such Event of Default, Lender at its option:

(a)	may declare the Loan to be accelerated and immediately due and payable, whereupon the unpaid principal, accrued interest and fees under the Note(s) shall become immediately due and payable;

(b)	extend any portion of the Loan for a period not to exceed six (6) months from the date of the Event of Default; or

(c)	refuse to make additional advances under the Loan.

The rights, powers and remedies of Lender hereunder shall be cumulative and shall be in addition to (and not in lieu of) all rights, powers and remedies given by statute or rule of law.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election or remedies with respect to any other rights, powers and remedies of Lender.

The Borrower must pay immediately on demand to the Lender all costs and expenses incurred by the Lender, attorney, manager, delegate, agent or other person appointed by the Lender for the purposes enforcing its rights under this Loan Agreement, the Note(s) and other Loan Documents.  Borrower hereby agrees to indemnify and hold harmless the Lender and each of its affiliates and their officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, attorney’s fees and expenses), joint and several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the transactions contemplated by the Loan Documents or any use made or proposed to be made with the proceeds of the Loan, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s negligence or willful misconduct.  Borrower further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or its shareholders or creditors for or in connection with transactions contemplated by the Loan Documents.

SECTION 6.                                FAILURE OF LENDER TO FUND

6.1           If Lender fails to timely fund to Borrower after Borrower has complied with paragraph 1.1 above and has complied with all other provisions established therein the Lender failing to provide funds or failing to timely provide funds shall be a Lender default of this Loan Agreement.

6.2           If Lender is in default pursuant to this Section 6, Lender shall have three (3) calendar days from the date specified for funding in the Notice of Borrowing to cure its default.

6.3           Default by Lender which remains uncured after the three (3) calendar day period mentioned above, shall result in penalties of $1,000 per day (or partial day) which shall accrue until such Lender default is cured.

SECTION 7.                                MISCELLANEOUS

7.1           (a) This Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the provisions of conflicts of law that may result in the application of the substantive laws of another jurisdiction.  Borrower and Lender hereby submit to the nonexclusive jurisdiction of the state or federal courts located in the State of New York, for the purposes of all legal proceedings arising out of or relating to the Loan Documents or the transactions contemplated therein.  Borrower and Lender hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which either party may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall affect the right to serve process in any other manner permitted by applicable law or any right to bring legal action or proceedings in any other competent jurisdiction.

(b)           THE BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOAN OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

7.2           Whenever possible, each provision of this Loan Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Loan Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions this Loan Agreement.

7.3           Any notice, request and other communication to any party required or given hereunder shall be in writing (including facsimile and electronic mail (e-mail) so long as a receipt of such email is requested and received), delivered to the address set forth in the first paragraph of this Loan Agreement or such other address as such party may hereafter specify for notice to the other parties hereto and shall be deemed properly given upon the earlier of: (i) the first business day after transmission by facsimile or e-mail or upon hand delivery or deposit with an overnight express service or overnight mail delivery service; (ii) or three (3) days after mailed, postage prepaid, in each case, addressed to the designated recipient at its address set forth herein or such other address as such party may advise the other party by notice in accordance with this paragraph.

7.4           Lender and Borrower acknowledge that there are no agreements or understandings, written or oral between Lender and Borrower with respect to the Loan, other than as set forth in the Loan Documents and that the Loan Documents contain the entire agreement between the Lender and Borrower with respect thereto.  None of the terms of the Loan Documents may be amended except by an instrument executed by each of the parties hereto.

7.5           No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

7.6           All agreements, representations and warranties contained in the Loan Documents delivered hereto or in connection herewith shall be for the benefit of the Lender and shall survive execution and delivery of the Loan Documents and the expiration or other termination of the Loan Agreement.

7.7           This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each party hereto agrees to accept facsimile or other electronic signatures as an original and fully enforceable.
7.8           Borrower shall not assign its obligations under this Loan Agreement or any of the Loan Documents without Lender’s written consent, which consent shall not be unreasonably withheld.  Any such attempted assignment without Lender’s consent shall be deemed void and of no effect.

7.9           Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of Borrower and other information that will allow the Lender to identify the Borrower in accordance with the USA Patriot Act.  Borrower agrees that it will provide Lender with such information as it may request in order for Lender to satisfy the requirements of the USA Patriot Act.

7.10           This Loan Agreement shall be effective on the date each of the parties hereto has executed this instrument and returned such signature to Borrower.  The parties hereto shall be fully bound and legally obligated to perform as of that date.  Notwithstanding the foregoing, the parties hereto agree to execute this Loan Agreement no later than 5:00 PM Mountain Time on September 17, 2015.

IN WITNESS WHEREOF, this Loan Agreement has been duly executed and delivered as of the date indicated below.

BORROWER Track Group, Inc. By: /s/ John R. Merrill John Merrill, Chief Financial Officer Date: September 17, 2015
LENDER

Sapinda Asia Limited

By:/s/ Lars Winhorst
Lars Winhorst, Director

Date: September 25, 2015

By: Theresa Tsang
Theresa Tsang, Director

Date: September 25, 2015

By: VS Cho
YS Cho, Director

Date: September 25, 2015

EXHIBIT “A”
NOTICE OF BORROWING
(FORM)

To:                          Sapinda Asia Limited

From:                      Track Group, Inc.

Date:                      ______________, 201_

Dear Sirs:

1.
We refer to the Loan Agreement dated _______________, 2015, as may be amended from time to time (the “Loan Agreement”) and made between Track Group, Inc. as Borrower and Sapinda Asia Limited as Lender.

2.
Pursuant to the Loan Agreement, Borrower hereby gives you notice that it requests to drawdown from the Loan __________________ (date of drawdown) the amount of $_______________ upon the terms and subject to the conditions set out in the Loan Agreement.

3.
Borrower confirms and attests, as of the date hereof, that the representations and conditions set out in the Loan Agreement have been satisfied, and shall continue to be as of the date of the drawdown.

Sincerely yours,

Track Group, Inc.

By:______________________________________
Name:____________________________________
Title:_____________________________________

SCHEDULE “1”
FORM OF PROMISSORY NOTE

$_______________ _________________________	Date: ________________________ Maturity Date: September 30, 2017

FOR VALUE RECEIVED, Track Group, Inc., a Utah corporation (the “Borrower”) hereby promises to pay to the order of Sapinda Asia Limited (the “Lender”) at ______________________________________
_______________________________________________________________________________________, or such other place as the holder of this Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of _________________________ Dollars ($___________), together with interest at the rate of eight (8%) percent per annum from the date of this Note until paid in full.

All unpaid principal, accrued and unpaid interest shall be due and payable to Lender on the Maturity Date referenced above.

This Note is the Note referenced in, and is executed and delivered in connection with, that certain Loan Agreement dated as of ________________, 2015 by and between the Borrower and Lender (as the same may be amended, restated, amended and restated, refinanced, modified or supplemented in accordance with it terms, the “Loan Agreement), and Lender is entitled to the benefit and terms of the Loan Agreement and any other Loan Documents, to which reference is made for a statement of the terms and conditions thereof.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under applicable law.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER

Track Group, Inc.

By: ____________________________________
Name:__________________________________
Title: ___________________________________